Exhibit 99.01

SRAX Extends Right to Receive BIGtoken Special Dividend through December 31, 2021

LOS ANGELES—(BUSINESS WIRE)—SRAX, Inc. (Nasdaq: SRAX), a financial technology company that unlocks data and insights for publicly traded companies through Sequire, its SaaS platform, has extended the expiration time for its special dividend right from December 31, 2020 to on or before 5:00 p.m., ET, on December 31, 2021.

Special Dividend, Dividend Right and Expiration Date

On September 17, 2018, the company issued a non-transferable right (“Dividend Right”) to receive at no charge a special dividend to holders of the company’s Class A common stock as well as certain holders of the company’s common stock equivalents. If and when declared, the Special Dividend will consist of such number and designation of the SRAX subsidiary BIGtoken, Inc.’s securities (“Special Dividend”) as determined by the company’s management at their sole discretion. The Dividend Right was set to expire on or before 5:00 p.m., ET, on December 31, 2020, unless extended by the Company (the “Expiration Time”). The Dividend Right will now expire if the Special Dividend is not declared on or before 5:00 p.m., ET, on December 31, 2021, unless further extended by the company.

The Special Dividend will be an analog security, i.e., not digital, and not a cryptocurrency, and the Special Dividend is expected to be a fractional non-voting security that, if and when issued, is expected to only participate in a portion of the financial performance of the BIGtoken platform.

Transfer Agent and Questions

For further questions regarding the Dividend Right, please contact the information agent at:

Transfer Online, Inc.™

512 SE Salmon St., Portland, OR 97214

+1 (503) 227-2950

Advisement

This press release shall not constitute an offer to sell, or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Any term or condition contained in this press release, other than the claim that the Special Dividend will be analog and not digital, nor a cryptocurrency, is made based on the Company’s information, beliefs and anticipated development as of the date hereof. The Company reserves that right to alter, modify, or change any other term herein based on future developments.

THE DECLARATION AND ISSUANCE OF THE SPECIAL DIVIDEND IS SUBJECT TO SUBSTANTIAL STATE AND FEDERAL REGULATION AS WELL AS THE POSSIBLE APPROVAL OF ANY EXCHANGE ON WHICH THE SHARES OF SRAX, INC. ARE TRADED. ACCORDINGLY, WE CAUTION ANY HOLDER THAT THE SPECIAL DIVIDEND MAY NEVER BE DECLARED AND EVEN IF DECLARED, ULTIMATELY MAY NOT BE ISSUED. THE HOLDER IS CAUTIONED TO NOT PLACE ANY RELIANCE UPON ITS ABILITY TO RECEIVE THE SPECIAL DIVIDEND IN THE FUTURE OR THE VALUE, IF ANY, THAT SUCH SPECIAL DIVIDEND MAY HAVE.

About SRAX

SRAX (NASDAQ: SRAX) is a financial technology company that unlocks data and insights for publicly traded companies. Through its premier investor intelligence and communications platform, Sequire, companies can track their investors’ behaviors and trends and use those insights to engage current and potential investors across marketing channels. For more information on SRAX, visit srax.com and mysequire.com.

About BIGtoken

BIGtoken, built by SRAX (NASDAQ: SRAX), is a consumer data management and distribution system. BIG is the first consumer-managed data marketplace where people can own and earn from their data. Through a transparent platform and consumer reward system, BIG offers consumers choice, transparency, and compensation for their data. Participating consumers earn rewards, and developers are able to build pro-consumer online experiences on top of the BIG platform. The system also provides advertisers and media companies access to transparent, verified consumer data to better reach and serve audiences. For more information on BIGtoken, visit www.bigtoken.com.

Safe Harbor Statement

This press release contains certain forward-looking statements that are based upon current expectations and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words or expressions such as “anticipate,” “plan,” “will,” “intend,” “believe” or “expect’” or variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including, without limitation, statements made with respect to expectations of our ability to increase our revenues, satisfy our obligations as they become due, report profitable operations and other risks and uncertainties as set forth in our Annual Report on Form 10-K for the year ended December 31, 2019, and our subsequent Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission. All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, many of which are generally outside the control of SRAX and are difficult to predict. SRAX undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.